UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2012
FRANKLIN CREDIT HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD.

On June 25, 2012, Franklin Credit Holding Corporation (the “Registrant”) gave notice (the “Notice”) to the Financial Industry Regulatory Authority (“FINRA”) of the proposed record date of July 6, 2012 (the “Record Date”) to identify stockholders for purposes of the proposed distribution to each stockholder of the Registrant, as of the close of business of the Record Date, of a pro rata share of the Registrant’s 80% interest in its mortgage servicing subsidiary, Franklin Credit Management Corporation, pursuant to the proposed Prepackaged Plan of Reorganization of Franklin Credit Holding Corporation (the “Prepackaged Plan”).  The Prepackaged Plan was filed on June 4, 2012, with the previously disclosed voluntary bankruptcy petition of the Registrant for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey in Case No. 12-24411(DHS). FCMC is not proposing or planning to file for bankruptcy.

Although the confirmation hearing in the bankruptcy case is scheduled for July 18, 2012, there can be no assurance that the Bankruptcy Court will confirm the Prepackaged Plan, that the Bankruptcy Court will approve the Record Date, or that there will be a pro rata distribution of the Registrant’s 80% interest in its mortgage servicing subsidiary, Franklin Credit Management Corporation, to each stockholder of the Registrant, effective as of the close of business on the Record Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2012	FRANKLIN CREDIT HOLDING CORPORATION

	By:	/s/ Kevin P. Gildea
	Name:	Kevin P. Gildea
	Title:	Chief Legal Officer, Executive Vice President and Secretary